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                                                                    EXHIBIT 5.1






                       OPINION OF NICHOLAS J. CAMERA, ESQ.

June 6, 2002

The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

Ladies & Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-8 being filed on or about the date hereof by The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), on or about June 6, 2002, registering for sale 12,500,000 shares of the Company's common stock, par value $0.10 per share (the "Shares"), to be issued under The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan (the "Plan").

         In connection with this opinion, I have examined originals, conformed copies or photocopies, certified or otherwise identified to my satisfaction, of the Registration Statement and of the Plan. In addition, I have examined such additional certificates, records, agreements, instruments and documents as I deemed relevant and necessary as a basis for the opinion expressed below. In my examination of such certificates, records, agreements, instruments and documents and in rendering my opinion, I have assumed, without independent investigation, the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies, and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I examined are accurate and complete.

         Based on the foregoing, I am of the opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

         This opinion is furnished solely for the benefit of the Company for use in connection with the aforementioned Registration Statement and is not to be used, circulated, quoted from or otherwise referred to for any other purpose.

                                  Very truly yours,


                                  /s/ Nicholas J. Camera, Esq.
                                  ------------------------------------------
                                  Nicholas J. Camera, Esq.
                                  Senior Vice President, General Counsel and
                                  Secretary